Exhibit (10)


             [Coopers & Lybrand L.L.P. Letterhead]


               CONSENT OF INDEPENDENT ACCOUNTANTS

                        ________________


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement of MBL Variable Contract Account-2 on Form N-4 (File No. 333-01161) of our report dated February 10, 1997, on our audit of the financial statements of MBL Variable Contract Account-2 and the inclusion of our report dated February 11, 1997, except for Note 14, which is dated February 24, 1997, on our audit of the financial statements of MBL Life Assurance Corporation.

We  also  consent to the reference of our firm under the  caption
"Financial   Statements"   in   the   Statement   of   Additional
Information.

                        COOPERS & LYBRAND L.L.P.


Parsippany, New Jersey
April 28, 1997
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